CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-133929 of Merrill Lynch Global Allocation Fund, Inc. on Form N-14 of our reports relating to the financial statements and financial highlights of the respective funds listed below, all appearing in the respective Annual Reports on Form N-CSR of the funds, and to the references to us under the captions “Other Service Providers” in the Combined Prospectus/Proxy Statement and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

Fund	Year End	Report Date

Merrill Lynch Strategy Long-Term Growth Fund and Merrill Lynch Strategy Growth and Income Fund, two of the series constituting Merrill Lynch Strategy Series Fund, Inc.	December 31, 2005	February 24, 2006

Merrill Lynch Global Allocation Fund, Inc.	October 31, 2005	December 22, 2005

/s/ Deloitte & Touche LLP

Princeton, New Jersey

June 12, 2006